Exhibit 99.Section 19(a)

EXHIBIT 3: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: December 30, 2016

Distribution Amount Per Common Share: $0.50

The following table sets forth the estimated amounts of the current distribution, paid December 30, 2016, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.5000	100%	$0.5000	100%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.5000	100%	$0.5000	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from October 31, 2011 through October 31, 2016	18.32%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2016	8.79%
Cumulative total return at NAV for the fiscal year, through October 31, 2016(2)	-8.96%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of October 31, 2016(1)	2.20%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $176,663,088, of which $169,835,728 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2016.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2016 through October 31, 2016.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: March 31, 2017

Distribution Amount Per Common Share: $0.45

The following table sets forth the estimated amounts of the current distribution, paid March 31, 2017, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, return of capital or other capital source. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.4500	100%	$0.9500	100%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.4500	100%	$0.9500	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from January 31, 2012 through January 31, 2017	16.40%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2017	7.62%
Cumulative total return at NAV for the fiscal year, through January 31, 2017(2)	-3.28%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of January 31, 2017(1)	4.02%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $260,410,218, of which $227,251,318 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2016.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2016 through January 31, 2017.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577